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EXHIBIT 23 j(3)




                       CONSENT OF MCGLADREY & PULLEN, LLP

We consent to the inclusion in this amended registration statement on Form N-1A of our report dated August 10, 2001, on our audit of the financial statements of Dominion Insight Growth Fund. We also consent to the reference to our firm in the prospectus.



                                    /s/ MCGLADREY & PULLEN, LLP
                                    MCGLADREY & PULLEN, LLP



Dallas, Texas
August 31, 2001